Exhibit 10.2

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This First Amendment to Purchase and Sale Agreement (this “Amendment”) is dated effective March 24, 2022 (the “Effective Date”), between Spinnaker Insurance Company, an Illinois licensed insurance company (“Buyer”), and Elevate Sabine Investors LP, a Texas limited partnership (“Seller”).

WHEREAS, Seller and Buyer are parties to that certain Purchase and Sale Agreement dated effective February 24, 2022 (the “Agreement”), with respect to the sale and purchase of certain real property consisting of an office building known as Waterloo Central and located in Austin, Travis County, Texas, and more particularly described in the Agreement; and

WHEREAS, Buyer and Seller desire to modify the Agreement to extend the Feasibility Period. Diligence Documents or the Title Commitment as required herein, the Feasibility Period.

NOW, THEREFORE, for in and consideration of the covenants and premises contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller and Buyer, Seller and Buyer agree as follows:

1.Recitals. The recitals set forth above are incorporated herein by this reference with the same force and effect as if fully set forth hereinafter.

2.Defined Terms. Capitalized words or phrases used, but not otherwise defined, in this Amendment shall have the same meanings ascribed to them in the Agreement.

3.Feasibility Period. The Feasibility Period, as defined in Section 6 (D) of the Agreement, is hereby extended to expire and will be at 5:00 PM Austin, Texas local time on April 21, 2022.
4.Reaffirmation. Except as specifically amended by this Amendment, all the terms and conditions of the Agreement remain in full force and effect and are hereby ratified and confirmed by Seller and Buyer. Notwithstanding the foregoing, in the event there is any conflict between the terms and provisions of the Agreement and this Amendment, the terms and provisions of this Amendment shall control.
5.Counterparts. This Amendment may be executed in any number of counterparts (including by means of facsimile or electronically scanned image or electronic signature and any signature so delivered shall be deemed to be an original signature hereto) with the same effect as if all parties had signed the same document.

6.Successors and Assigns. This Amendment is binding upon and inures to the benefit of Seller and Buyer and their respective successors and assigns.

7.Representations and Warranties. Seller and Buyer represent and warrant to each other respectively that they have the requisite power and authority to enter into this Amendment; that all necessary and appropriate approvals, authorizations and other steps have been taken to effect the legality of this Amendment; that the person executing this Amendment on behalf of Seller and Buyer, respectively, is a duly authorized officer of such party; and that this Amendment is valid and shall be binding upon and enforceable against Seller and Buyer and their respective successors and assigns and shall inure to the benefit of Seller and Buyer and their respective successors and assigns.

[The remainder of this page is blank. The parties’ signatures are on the following page(s).]
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Executed as of the Effective Date.

SELLER:

ELEVATE SABINE INVESTORS LP,
a Texas limited partnership

By:    Elevate Sabine GP, LLC,
    a Texas limited liability company,
    its general partner

By:    ________________________________
Name:     Chris Skyles
Title:    Manager

BUYER:

SPINNAKER INSURANCE COMPANY,
an Illinois licensed insurance company

By:    _______________________________________
Name:    _______________________________________
Title:    _______________________________________

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